As filed with the Securities and Exchange Commission on May 16, 2023

Registration No. 333- _______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TECNOGLASS INC.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1271120
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Avenida Circunvalar a 100 mts de la Via 40 Barrio Las Flores, Barranquilla Colombia (57)(5)3734000	Jose M. Daes Chief Executive Officer Tecnoglass Inc. Avenida Circunvalar a 100 mts de la Via 40 Barrio Las Flores, Barranquilla Colombia (57)(5)3734000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq.

Jeffrey M. Gallant, Esq.

Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174

Telephone: (212) 818-8800

Fax: (212) 818-8881

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer” “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

TECNOGLASS INC.

ORDINARY SHARES, PREFERRED SHARES,

WARRANTS, DEBT SECURITIES AND UNITS

We and any selling securityholders identified in supplements to this prospectus will offer and sell from time to time ordinary shares, preferred shares, warrants, debt securities and/or units comprised of one or more of the foregoing classes of securities. The securities may be offered separately, together, or in series, and in amounts, at prices, and on other terms to be determined at the time of each offering. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We and any selling securityholders may sell the securities directly to investors, to or through underwriters or dealers, or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities, if any.

Our ordinary shares are listed for trading on the New York Stock Exchange, or the NYSE, under the symbol “TGLS”. On May 15, 2023, the last reported sale price of our ordinary shares on the NYSE was $48.36. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 2 in this prospectus and elsewhere in any prospectus supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission as a “well-known seasoned issuer” as defined under Rule 405 of the Securities Act of 1933 as amended, or the Securities Act. Under this “shelf” registration process, we and/or any selling stockholders may from time to time sell or issue any of the combination of securities described in this prospectus in one or more offerings at prices and on other terms to be determined at the time of such an offering.

This prospectus provides you with a general description of the securities we and/or any selling stockholders may offer. Each time we and/or any selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the securities being sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement or free writing prospectus, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement or free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or free writing prospectus or in the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless the context otherwise requires, references to the “Company”, “Tecnoglass”, the “group” and to “we”, “us” or “our” are to Tecnoglass Inc., a Cayman Islands exempted company, and its subsidiaries including Tecnoglass S.A.S., or TG, C.I. Energía Solar S.A.S E.S. Windows, or ES, ES Windows LLC, Ventanas Solar S.A., Tecnoglass LLC, Tecno RE LLC, ES Metals S.A.S. and GM&P Consulting and Glazing Contractors Inc.

MARKET AND INDUSTRY DATA

The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide in connection with an offering of the securities described in this prospectus may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

THE COMPANY

Tecnoglass is a leading vertically-integrated manufacturer, supplier and installer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries. Tecnoglass was rated the third largest glass fabricator in 2022 by Glass Magazine. Headquartered in Barranquilla, Colombia, the Company operates out of a 4.1 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass supplies nearly 1,000 customers in North, Central and South America, with the United States accounting for 96% of revenues. Tecnoglass’s tailored, high-end products are found on some of the world’s most distinctive properties, including One Thousand Museum (Miami), Paramount Miami Worldcenter (Miami), Hub50House (Boston), Via 57 West (New York), AE’O Tower (Honolulu), Salesforce Tower (San Francisco), Trump Plaza (Panama), and Departmental Legislative Assembly (Bolivia).

For a description of our business, financial condition, results of operations and other important information regarding Tecnoglass, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

We are an exempted company incorporated under the laws of the Cayman Islands. Our principal executive offices are located at Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, and our telephone number is (57)(5)3734000.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement, this prospectus and any free writing prospectus. In particular, potential investors should read and consider the risks and uncertainties discussed under the item “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act that are incorporated by reference in the prospectus supplement and this prospectus, including, without limitation, our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q we file with the SEC, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC or by the prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our securities could decline and you may lose all or part of your investment.

NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and any free writing prospectus, and the documents incorporated by reference herein and therein, include and will include forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, in addition to historical and current information. These forward-looking statements appear and will appear throughout such documents, including without limitation under “Risk Factors” in each prospectus supplement and under the items “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and our quarterly reports on Form 10-Q. These forward-looking statements relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We may use the words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this prospectus.

The forward-looking statements contained in this prospectus are based on management’s current expectations and assumptions, and are subject to risks and uncertainties. We cannot assure you that future developments affecting us will be those that we expect or that our assumptions will prove correct. Actual developments, including our actual financial results, may differ materially from these expectations and assumptions due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include those risks and uncertainties described under “Risk Factors” in each prospectus supplement and under the item “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q. However, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on future developments affecting us. Factors that could cause future developments to differ from our expectations may emerge from time to time, and it is not possible for us to predict all of them. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or any free writing prospectus, the net proceeds from the sale of the securities offered hereby by us will be used for general corporate purposes, including working capital, sales and marketing activities, product development, general and administrative matters, capital expenditures and acquisitions. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations. We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by any selling securityholders.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated into this prospectus by reference.

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DESCRIPTION OF SHARE CAPITAL

Introduction

In the discussion that follows, we have summarized selected provisions of our third amended and restated memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands relating to our share capital. This summary is not complete. This discussion is subject to the relevant provisions of Cayman Islands law and is qualified in its entirety by reference to our third amended and restated memorandum and articles of association. You should read the provisions of our third amended and restated memorandum and articles of association as currently in effect for provisions that may be important to you. Additionally, any share dividends described in this prospectus shall take effect as share capitalizations as a matter of Cayman Islands law.

Authorized Share Capital

We are authorized to issue up to 101,000,000 shares consisting of: 100,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value of $0.0001 per share. There are currently 47,673,953 ordinary shares issued and outstanding and no preferred shares issued and outstanding.

Ordinary Shares

The holders of ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Subject to any preferential rights of any outstanding preferred shares, holders of our ordinary shares are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a winding up, liquidation or dissolution of our company, holders of our ordinary shares would be entitled to share ratably in our net assets legally available for distribution to shareholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred securities. Holders of our ordinary shares do not have any conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Our ordinary shares are listed on the NYSE under the symbol “TGLS.” We cannot assure you that our ordinary shares will continue to be listed on such exchange as we might not in the future meet certain continued listing standards.

Preferred Shares

Our third amended and restated memorandum and articles of association authorizes the issuance of 1,000,000 preferred shares with such designations, rights, and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors will be empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of our ordinary shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying, or preventing a change in control of our company.

The following outlines some of the general terms and provisions of the preferred shares that we may issue. A prospectus supplement will describe the particular terms of any preferred shares offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the certificate of designations that sets forth the terms of the particular preferred shares we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such form of certificate of designations. We urge you to read the form of certificate of designations and the additional description of the terms of the preferred shares included in the prospectus supplement.

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If we offer a series of preferred shares, we will describe the specific terms of that series in a prospectus supplement, including:

●	the title of the series of preferred shares and the number of shares offered;

●	the price at which the preferred shares will be issued;

●	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred shares;

●	the voting rights of the preferred shares;

●	whether the preferred shares are redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred shares are convertible into any other securities, and the terms and conditions of any such conversion;

●	the liquidation preference of the preferred shares; and

●	any additional rights, preferences, and limitations of the preferred shares.

When the consideration for which the board of directors authorized the issuance of shares is received, the preferred shares will be fully paid and nonassessable.

Dividends

Since August 2016, we have paid regular quarterly dividends. We expect to continue to pay quarterly dividends in the future. However, the payment of any future dividends will be solely at the discretion of our Board of Directors and there can be no assurance that we will continue to pay dividends in the future. The credit agreements governing our outstanding indebtedness also currently restrict the type of dividends we can make while the indebtedness is outstanding based on our ability to meet certain leverage amounts. The payment of dividends in the future, if any, will also be contingent upon limitations imposed by any other of our outstanding indebtedness.

Because we are a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their jurisdictions of organization, agreements of our subsidiaries or covenants under any existing and future outstanding indebtedness we or our subsidiaries incur. The ability of our subsidiaries in Colombia to declare dividends up to the total amount of their capital is not restricted by current laws, covenants in debt agreements or other agreements.

Warrants, Options and Convertible Securities

We presently have no warrants, options or convertible securities outstanding.

On December 20, 2013, our shareholders approved our 2013 Long-Term Equity Incentive Plan, or the 2013 Plan. Under the 2013 Plan, 1,593,917 ordinary shares are reserved for issuance in accordance with the plan’s terms to eligible employees, officers, directors, and consultants. As of May 16, 2023, no awards have been made under the 2013 Plan.

Limitation on Directors’ Liability

Cayman Islands law does not limit the extent to which our memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful fraud, willful misconduct, civil fraud, or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful neglect or willful default.

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We have entered into indemnification agreements with each of our executive officers and members of our board of directors. The indemnification agreements supplement our third amended and restated memorandum and articles of association and Cayman Islands law in providing certain indemnification rights to these individuals. The indemnification agreements provide, among other things, that we will indemnify these individuals to the fullest extent permitted by Cayman Islands law and to any greater extent that Cayman Islands law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the indemnification agreements, by reason of the fact that such individuals is or were our directors or executive officers, subject to certain exclusions and procedures set forth in the indemnification agreements, including the absence of fraud or willful neglect or willful default on the part of the indemnitee and, with respect to any criminal proceeding, that the indemnitee had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are largely governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Anti-Takeover Provisions

Provisions of Cayman Islands Law and our third amended and restated memorandum and articles of association could make it more difficult to acquire us by means of a tender offer, a proxy contest, or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our shareholders.

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Classified Board. Our board of directors is divided into three classes. The number of directors in each class is as nearly equal as possible. Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. The classified board may extend the time required to make any change in control of the board when compared to a corporation with an unclassified board. It may take two annual general meetings for our shareholders to effect a change in control of the board.

Vacancies in the Board of Directors. Our third amended and restated memorandum and articles of association provides that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term for the class for which such director is chosen, or until the earlier of his or her death, resignation or removal.

Extraordinary General Meetings. Under our third amended and restated memorandum and articles of association, extraordinary general meetings may be called by the directors, and shall be at the request in writing of shareholders owning at least ten percent of the ordinary shares issued and outstanding and entitled to vote.

No Cumulative Voting. Our third amended and restated memorandum and articles of association does not provide for cumulative voting.

Listing

Our ordinary shares are listed for trading on the NYSE under the symbol “TGLS”. As of the date of this prospectus, no other class of securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, and can be reached at (212) 509-4000. The transfer agent and registrar for any series of preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary shares, preferred shares, debt securities, or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

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General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the ordinary shares, preferred shares, debt securities, or combination thereof that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares and price of ordinary shares or preferred shares, or the designation and aggregate principal amount of debt securities, that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase, at the exercise price set forth in the applicable prospectus supplement, the number or amount of ordinary shares, preferred shares, debt securities, or any combination thereof, set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. Further information regarding the trustee may be provided in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement. We urge you to read the indentures, the applicable indenture supplement and the additional description of the debt securities in the prospectus supplement.

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General

We may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be junior to our unsubordinated obligations to the extent set forth in the applicable supplemental indenture.

The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount security” as described further below;

●	the person to whom any interest on a debt security of the series will be paid;

●	the rate or rates at which the debt securities will bear interest;

●	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, other debt securities, ordinary shares, preferred shares, or other securities or property;

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●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures; and

●	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An original issue discount security is any debt security sold for less than its face value. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for other debt securities, ordinary shares, preferred shares, or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the amount of debt securities, ordinary shares, preferred shares, or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

To the extent set forth in the applicable indenture supplement, the indebtedness underlying any subordinated debt securities will be subordinated to our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, to the extent set forth in the applicable indenture supplement, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, to the extent set forth in the applicable indenture supplement, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange, and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

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If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

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Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger, and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

●	failure to pay any principal or deposit any sinking fund payment when due;

●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency or reorganization; and

●	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

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No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of notes;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

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In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION OF SECURITIES

We and/or any selling securityholders, and their pledgees, donees, transferees or other successors in interest, may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers or a single purchaser; or

●	through a combination of any of these methods.

The manner in which we and/or any selling securityholders, and their pledgees, donees, transferees or other successors in interest, may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a rights offering;

●	exercises of warrants or other rights;

●	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

●	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

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Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time. We and any selling securityholder will execute an underwriting agreement with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public.

If a dealer is used in the sale of the securities, such securities will be sold to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We and/or any selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, as amended, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We and/or any selling securityholders may sell the securities directly, in which case no underwriters or agents would be involved, or we and/or any selling securityholders may sell the securities through agents designated by us and/or them from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We and/or any selling securityholder may negotiate and pay agent’s fees, discounts or commissions to the agents for their services. The agents may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the purchasers for which they may act as agent. If the securities are sold directly by us and/or any selling securityholder, we or the selling securityholder may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers, or agents could make sales in an at-the-market offering, directly on the NYSE, the existing trading market for our ordinary shares, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

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Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the ordinary shares, which are listed on NYSE, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered unless otherwise agreed to with any selling securityholder.

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LEGAL MATTERS

The validity of the securities offered will be passed on for us by our U.S. counsel, Graubard Miller, New York, New York with respect to units, warrants and debt securities, and our Cayman Islands counsel, Maples and Calder (Cayman) LLP, with respect to ordinary shares, preferred shares, warrants and debt securities. A partner of Graubard Miller beneficially owns less than 0.01% of our ordinary shares.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PwC Contadores y Auditores S. A. S., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our investor relations website at investors.tecnoglass.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed with the SEC March 17, 2023);

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (filed with the SEC May 8, 2023);

●	Current Reports on Form 8-K dated March 13, 2023 (filed March 13, 2023) and March 22, 2023 (filed March 22, 2023); and

●	Form 8-A filed on May 6, 2022 registering our ordinary shares under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or other information, including exhibits to the foregoing, deemed to have been furnished and not filed in accordance with SEC rule.

Will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to Tecnoglass Inc., Attention: Investor Relations, Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, telephone number +(57)(5)3734000. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

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TECNOGLASS INC.

ORDINARY SHARES

PREFERRED SHARES

WARRANTS

DEBT SECURITIES

UNITS

PROSPECTUS

May 16, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:

SEC registration fee	(1)
FINRA filing fee	(2)
Listing fees and expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing expenses	(2)
Transfer agent fees and expenses	(2)
Miscellaneous	(2)
Total	(2)

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against actual fraud, willful neglect or willful default, civil fraud, or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful neglect or willful default.

We have entered into indemnification agreements with each of our executive officers and members of our board of directors. The indemnification agreements supplement our third amended and restated memorandum and articles of association and Cayman Islands law in providing certain indemnification rights to these individuals. The indemnification agreements provide, among other things, that we will indemnify these individuals to the fullest extent permitted by Cayman Islands law and to any greater extent that Cayman Islands law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the indemnification agreements, by reason of the fact that such individuals is or were our directors or executive officers, subject to certain exclusions and procedures set forth in the indemnification agreements, including the absence of fraud or willful default on the part of the indemnitee and, with respect to any criminal proceeding, that the indemnitee had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits

A list of the exhibits required by Item 601 of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index on page II-5.

II-1

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B,

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(iii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), 424(b)(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in in the City of Barranquilla, Colombia, on May 16, 2023.

TECNOGLASS INC.

By:	/s/ Jose M. Daes
Name:	Jose M. Daes
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jose M. Daes such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments thereto (including post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jose M. Daes	Chief Executive Officer	May 16, 2023
Jose M. Daes	(Principal Executive Officer)

/s/ Christian T. Daes	Chief Operating Officer	May 16, 2023
Christian T. Daes

/s/ Santiago Giraldo	Chief Financial Officer	May 16, 2023
Santiago Giraldo	(Principal Financial and Accounting Officer)

/s/ A. Lorne Weil	Director (Non-Executive Chairman)	May 16, 2023
A. Lorne Weil

/s/ Carlos A. Cure	Director	May 16, 2023
Carlos A. Cure

/s/ Luis Fernando Castro	Director	May 16, 2023
Luis Fernando Castro

/s/ Anne Louise Carricarte	Director	May 16, 2023
Anne Louise Carricarte

/s/ Julio A. Torres	Director	May 16, 2023
Julio A. Torres

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Third Amended and Restated Memorandum and Articles of Association (incorporated by reference from Annex B of the proxy statement filed on Schedule 14A on December 4, 2013).

4.1	Specimen Ordinary Share Certificate (incorporated by reference from Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A, File No. 333-178061, filed on January 23, 2012).

4.2	Specimen Warrant Certificate.*

4.3	Preferred Shares Certificate of Designations.*

4.4	Warrant Agreement.*

4.5	Form of Indenture for Senior Debt Securities between the Registrant and Trustee to be designated (incorporated by reference from Exhibit 4.5 to the Company’s Registration Statement on Form S-3, File No. 333-227898, filed on October 9, 2018).

4.6	Form of Indenture for Subordinated Debt Securities between the Registrant and Trustee to be designated (incorporated by reference from Exhibit 4.6 to the Company’s Registration Statement on Form S-3, File No. 333-227898, filed on October 9, 2018).

4.7	Unit Agreement.*

5.1	Opinion of Maples and Calder (Cayman) LLP.

5.2	Opinion of Graubard Miller.

10.1	Form of Securities Purchase Agreement.*

23.1	Consent of PwC Contadores y Auditores S. A. S.

23.2	Consent of Maples and Calder (Cayman) LLP (included in its opinion filed as Exhibit 5.1)

23.3	Consent of Graubard Miller (included in its opinion filed as Exhibit 5.2).

24.1	Power of Attorney (set forth on signature page).

25.1	Statement of Eligibility of Trustee on Form T-1 with respect to the Senior Debt Indenture.**

25.2	Statement of Eligibility of Trustee on Form T-1 with respect to the Subordinated Debt Indenture.**

107	Filing Fee Table

*	To be filed, if applicable, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or by incorporation by reference through a Current Report on Form 8-K filed in connection with an offering of securities.

**	To be filed by amendment or pursuant to the Trust Indenture Act of 1939 Section 305(b)(2), if applicable.

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